Exhibit 4.2

NUMBER -C	SHARES

NORTHERN GENESIS ACQUISITION CORP. III

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP [__________]

THIS CERTIFIES THAT ___________________________________________________________________________

is the owner of _____________________________________________________________________________

fully paid and non-assessable shares of common stock of the par value of $0.0001 each of Northern Genesis Acquisition Corp. III, a Delaware corporation (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences, and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated: ____________________________________

CHAIRMAN	SECRETARY

Northern Genesis Acquisition Corp. III

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust)	(Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional abbreviations may also be used though not in the above list.

The holder of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account established by the Company only in the event that (i) the Company liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s Amended and Restated Certificate of Incorporation, or (ii) the holder validly converts shares of stock represented hereby upon consummation of, or sells such shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In no other circumstances shall the holder have any right or interest of any kind in or to such trust account.

ASSIGNMENT

For value received, ________________________________________________ hereby sells, assigns, and transfers unto

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER OF ASSIGNEE)
shares

represented by the within Certificate, and does hereby irrevocably constitute and appoint

Attorney
to transfer said shares on the books of the Company with full power of substitution in the premises.

Dated: _________________________
(SIGNATURE)

The signature to the assignment must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17ad-15).

Signature guaranteed: